AMENDMENT TO BY-LAWS
                              OF BERNARD CHAUS, INC.
                             Dated September 13, 1994


        Pursuant to the provisions of Section 805 of the Business Corporation Law of the State of New York and Article XI of the By-Laws of Bernard Chaus, Inc. (the "Corporation"), the By-Laws of the Corporation are amended as follows:

1) Section 4 of Article III shall be deleted in its entirety and replaced with the following:

        "Powers and Duties of Office of the Chairman of the Corporation.
    The Office of the Chairman of the corporation shall consist of two members. Members of the Office of the Chairman shall be executive officers of the Corporation. The Office of the Chairman shall from time to time make such reports concerning the Corporation as the Board of Directors may direct. One or both members of the Office of the Chairman shall preside at all meetings of shareholders and the Board of Directors. The members of the Office of the Chairman shall have such other powers and shall perform such other duties as may from time to time be assigned to them by the Board of Directors."

2) Section 5 of Article III shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following:

        "The Vice-Chairman shall preside at all meetings of the Shareholders and the Board of Directors in the absence of the members of the Office of the Chairman."

3)      Sections 5 through 10 of Article III shall be redesignated
    Sections 6 through 11, respectively, and a new Section 5 shall be added to
    Article III to read as follows:

        "Powers and Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general charge and supervision of the Corporation's business, affairs, administration and operations (subject to the reporting requirement set forth below). The Chief Executive Officer shall report to the Office of the Chairman as well as to the Board of Directors; provided that if the Chief Executive Officer is also a member of the Office of the Chairman then the reporting obligation of the Chief Executive Officer set forth herein shall be to the other member of the Office of the Chairman and to the Board of Directors. The Chief Executive Officer shall have such other powers and shall perform such other duties as may be from time to time assigned to him or her by either the Office of the Chairman (or, if the Chief Executive Officer is also a member of the Office of the Chairman, by the other member of the Office of the Chairman) or the Board of Directors."